PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2166


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes


Principal Amount:  $20,000,000         Original Issue Date:    July 19, 2001

CUSIP Number:      59018Y KH3          Stated Maturity Date:   June 13, 2006


Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:        Three Month         Minimum Interest Rate: Not Applicable

Spread:                0.3500%             Maximum Interest Rate: Not Applicable

Initial Interest Rate: Interpolated USD    Spread Multiplier:     Not Applicable
                       Libor for the
                       period 7/19/2001-
                       9/13/2001

Interest Reset Dates:      Quarterly on the 13th of March, June, September and
                           December, commencing on Sept. 13, 2001, until maturity, subject to modified following business day convention.

Interest Payment Dates:    Quarterly on the 13th of March, June, September and
                           December, commencing on Sept. 13, 2001, until maturity, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     July 13, 2001